AMENDMENT
                                       TO
                           THE CENTURY CASINOS, INC.
                              AMENDED AND RESTATED
                        EMPLOYEES' EQUITY INCENTIVE PLAN


     THIS  AMENDMENT  to  the  Century  Casinos,  Inc.  1994  Employees'  Equity
Incentive Plan, as Amended and Restated (this "Amendment"), is adopted this first day of June, 2001 by the order of the Board of Directors of Century Casinos, Inc., a Delaware corporation (the "Company").


                                    Recitals

A. The Board of Directors of the Company adopted that certain Employees' Equity Incentive Plan, as Amended and Restated (the "Plan"), for certain of its employees.

B. Under Section 15 of the Plan, the Board of Directors of the Company may terminate, amend or modify the Plan.

C. The Board of Directors of the Company has determined, following discussion with its independent auditors, that it is in the best interest of the Company to amend the Plan as more fully set forth below in order to continue treatment of the Plan under fixed accounting treatment as compared to variable accounting.


                                    Amendment

     The Plan is amended as set forth herein:

          1. Section 7.2(g)(ii)(E) is amended in its entirety to read as follows:

                    (E) If approved by the Board, by instructing the Company to withhold from the shares of Stock issuable upon exercise of the stock option shares of Stock in payment of all or any part of the Option Price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Board.

          2. Section 7.2(g)(iii) is amended in its entirety to read as follows:

                    (iii) If approved by the Board, the Company may guarantee a third-party loan obtained by a Participant to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

          3.   Section 7.2(i)(i) is amended in its entirety to read as follows:

                    (i) Non-Statutory Options. Each stock option agreement covering Non-Statutory Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of minimum withholding required by applicable federal and state income tax laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 16.

          4. Section 7.2(i)(ii) is hereby amended in its entirety to read as follows:

                    (ii) Incentive Options. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such disposition, make appropriate arrangements with the Company to provide for the amount of minimum withholding, if any, required by applicable federal and state income tax laws.

          5. Section 16.2 is hereby amended in its entirety to read as follows:

                    16.2 Withholding With Stock. At the time the Incentive Plan Committee grants an Award, the Committee, in its sole discretion, may grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the minimum amount required by applicable federal and state income tax laws to be withheld or such lesser amount as may be elected by the Participant. If withholding is satisfied by the transferring of owned Shares, such Shares must have been held by the participant for a period of not less than six months. All elections shall be subject to the approval or disapproval of the Incentive Plan Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

                    (a)  All elections must be made prior to the Tax Date.

                    (b)  All elections shall be irrevocable.

                    (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Shares to satisfy such tax withholding obligations.


          THIS AMENDMENT was adopted and approved by the Board of Directors of the Company by unanimous written consent effective on June 1, 2001.


                                                             /s/ Larry Hannappel
                                                         -----------------------
                                                      Larry Hannappel, Secretary

                              UNANIMOUS CONSENT OF
                             THE BOARD OF DIRECTORS
                                       OF
                              CENTURY CASINOS, INC.


     The following resolutions were approved and adopted by the unanimous written consent of the Board of Directors of Century Casinos, Inc. a Delaware corporation (the "Company"), as of June 1, 2001, pursuant to the Delaware General Corporation Law.

     WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Century Casinos, Inc. Employees' Equity Incentive Plan, as Amended and Restated (the "Plan"), which became effective on April 29, 1994.

     WHEREAS, the Board has determined, following discussion with its independent auditors, that it is in the best interest of the Company to amend the Plan in the manner set forth in the Amendment to the Plan dated as of June 1, 2001 (the "Amendment"), in order to continue treatment of the Plan under fixed accounting treatment as compared to variable accounting treatment following the enactment of FASB Interpretation No. 44.

     NOW, THEREFORE, upon unanimous resolution of the Board, be it

     RESOLVED, that the Amendment is hereby adopted and approved; and

     FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to take such actions as may be necessary to implement the foregoing resolution.


 /s/ Erwin Haitzmann                                            /s/ James Forbes
 ------------------                                          -------------------
 Erwin Haitzmann                                                    James Forbes


 /s/ Peter Hoetzinger                                    /s/ Gottfried Shellmann
 -----------------                                           -------------------
 Peter Hoetzinger                                            Gottfried Shellmann


 /s/ Robert Eichberg
 -----------------
 Robert S. Eichberg


 /s/ Dinah Corbaci
 -----------------
 Dinah Corbaci